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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Blue Dolphin Energy Company:



We consent to incorporation by reference in the registration statement (No. 333-38606) on Form S-3 of Blue Dolphin Energy Company and subsidiaries of our report dated March 23, 2001, relating to the consolidated balance sheets of Blue Dolphin Energy Company and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Blue Dolphin Energy Company and subsidiaries.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 1999, the Company changed its method of accounting for costs of start-up activities.



                                    KPMG LLP


Houston, Texas
April 2, 2001